UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2025

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

32301 Woodward Avenue Royal Oak, Michigan (Address of principal executive offices)	48073 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADC	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 4.25% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value	ADCPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 14, 2025, Agree Limited Partnership (the “Issuer”), a Delaware limited partnership and subsidiary of Agree Realty Corporation, a Maryland corporation (the “Parent Guarantor”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule I attached thereto, and the other guarantors named therein (together with the Parent Guarantor, the “Guarantors”), relating to the underwritten public offering of $400,000,000 aggregate principal amount of the Issuer’s 5.600% Notes due 2035.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. The summary of the Underwriting Agreement set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated May 14, 2025, by and among the Issuer, the Guarantors and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: May 16, 2025	By:	/s/ Peter Coughenour
		Name:	Peter Coughenour
		Title:	Chief Financial Officer and Secretary